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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-34770 of PaeTec Corp. of our reports dated March 22, 2000 (August 4, 2000 as to
Note 11) and May 29, 1999 appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Summary Consolidated Financial and Operating Data", "Selected Financial and Operating Data", and "Experts" in such Prospectus.

Our audits of the consolidated financial statements referred to in our aforementioned report dated March 22, 2000 (August 4, 2000 as to Note 11) also included the consolidated financial statement schedule of PaeTec Corp., listed in Item 16. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP
Rochester, New York
December 8, 2000